UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2017
Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)
Registrant's telephone number, including area code:  (989) 839-5350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 26, 2017, at the Chemical annual meeting of shareholders, the shareholders approved the Stock Incentive Plan of 2017, which was previously adopted by the Board of Directors subject to shareholder approval.  A description of the terms and conditions of the plan is included in Chemical’s definitive proxy statement for the 2017 annual meeting of shareholders, filed with the Commission on March 10, 2017, which description is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Chemical Financial Corporation ("Chemical") held its annual meeting of shareholders on Wednesday, April 26, 2017. At that meeting, the shareholders voted on six proposals, as described in Chemical's Proxy Statement dated March 10, 2017, and cast their votes as described below.
Proposal 1
All of the directors of Chemical are elected annually. All nominees for director were elected by the following votes:

	Votes Cast
Election of Directors	For	Withheld	Broker Non-Votes	Uncast

James R. Fitterling	56,606,000	520,449	6,977,959	—
Ronald A. Klein	55,360,310	1,766,139	6,977,959	—
Richard M. Lievense	53,190,331	3,936,118	6,977,959	—
Barbara J. Mahone	56,380,048	746,401	6,977,959	—
John E. Pelizzari	56,333,312	793,137	6,977,959	—
David T. Provost	52,868,948	4,257,501	6,977,959	—
David B. Ramaker	56,263,598	862,851	6,977,959	—
Larry D. Stauffer	56,575,554	550,895	6,977,959	—
Jeffery L. Tate	56,653,502	472,947	6,977,959	—
Gary Torgow	53,630,548	3,495,901	6,977,959	—
Arthur A. Weiss	56,476,535	649,914	6,977,959	—
Franklin C. Wheatlake	56,289,520	836,929	6,977,959	—
Proposal 2
Proposal 2 was a proposal to amend our Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 135,000,000 shares. This proposal was approved.

Votes Cast
For	Against	Abstain	Broker Non-Votes

62,735,230	1,247,295	121,883	—

Proposal 3
Proposal 3 was a proposal to approve the Stock Incentive Plan of 2017. This proposal was approved.

Votes Cast
For	Against	Abstain	Broker Non-Votes

53,927,612	2,982,433	216,404	6,977,959
Proposal 4
Proposal 4 was a proposal to ratify the appointment of KPMG LLP as Chemical's independent registered public accounting firm for the year ending December 31, 2017. This proposal was approved.

Votes Cast
For	Against	Abstain	Broker Non-Votes

63,240,890	704,657	158,861	—
Proposal 5
Proposal 5 was a non-binding advisory proposal to approve Chemical's executive compensation. This proposal was approved.

Votes Cast
For	Against	Abstain	Broker Non-Votes

54,886,968	1,711,128	528,353	6,977,959
Proposal 6
Proposal 6 was a non-binding advisory proposal to vote on the frequency of the advisory approval of executive compensation. "One year" was approved.

Votes Cast
1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes	Uncast

46,019,372	385,478	10,400,980	318,781	6,977,959	1,838
In light of the outcome of the vote, the Board of Directors has determined to include a non-binding advisory proposal to approve Chemical's executive compensation in its proxy materials on an annual basis until the next required vote on the frequency of the advisory approval of executive compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 28, 2017	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Dennis L. Klaeser
Dennis L. Klaeser
Executive Vice President and Chief Financial Officer